UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 25, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 31, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Amendment”) to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”) with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”) consisting of a $1.1 billion first priority revolving credit facility (“the Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). As of March 31, 2009, $308 million was outstanding under the Tranche A Facility, $416 million was outstanding under the Tranche B Term Loan and $2.75 billion was outstanding under the Tranche C Term Loan. Pursuant to the Accommodation Agreement, the lenders have agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until June 30, 2009 (or May 5, 2009 if Delphi does not achieve certain milestones in its reorganization cases), but subject to the continued satisfaction by Delphi of a number of covenants and conditions. The Accommodation Agreement contains certain milestone dates, which if not met require Delphi to apply the $117 million currently held as cash collateral (the “Basket”) to pay down a portion of the Tranche A Facility and Tranche B Term Loan. One such milestone was that on or before March 25, 2009 availability under Delphi’s agreement with General Motors Corporation (“GM”) whereby GM has agreed to provide advances of up to $300 million through June 30, 2009 (the “GM Advance Agreement”) be increased to $450 million. As previously disclosed GM had agreed to increase its commitment; however such increase was conditioned on GM not receiving an objection notice from the United States Treasury and Delphi receiving approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”). On March 23, 2009 GM received a notice from the United States Treasury objecting to the proposed increase in GM’s commitments under the GM Advance Agreement but stating that it would reconsider such objections upon further review of the proposal. In order to provide the United States Treasury with additional time to consider the amendments to the GM Advance Agreement, Delphi adjourned the Court hearing seeking approval of the proposed amendments which, as described below under Item 2.04 of this Current Report on Form 8-K, meant that Delphi was not able to meet such milestone. Accordingly, had Delphi not entered into the Amendment, it would have been an event of default under the Accommodation Agreement if Delphi did not make such payments on or before March 31, 2008. Additionally, as a result of missing the March 25th milestone, the prescribed minimum liquidity amount under the Accommodation Agreement was not reduced to $50 million and remained at $100 million which would have caused Delphi to have been in continuing default of such covenant had such default not been waived as part of the Amendment. The Amendment extends the due date for such repayment to April 7, 2009 and, subject to receipt of Court approval on or before April 7, 2009, would permit Delphi to avoid making such payment and continue using the proceeds of the Amended and Restated DIP Credit Facility provided Delphi complies with the provisions of the Amendment as described more fully below.
For more information regarding the current terms of the Accommodation Agreement, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period, the milestones Delphi must achieve in its chapter 11 cases to avoid an early termination of the accommodation period, the remaining conditions which must be satisfied to receive additional liquidity support under the Accommodation Agreement, including the ability to access the Basket, and the terms and conditions of the GM Advance Agreement, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report.
The Amendment provides:
•	If the availability under the GM Advance Agreement is not increased to $450 million by April 7, 2009, then the amounts in the Basket shall be applied to amounts outstanding under the Amended and Restated DIP Credit Facility on April 8, 2009. All other milestones in the Accommodation Agreement which if not met would have required the application of the amounts in the Basket were eliminated by the Amendment. Notwithstanding the foregoing, if Delphi meets the milestone for the Timeline Agreement as defined below and the previously agreed to amendments to the GM Advance Agreement become effective such that on or prior to April 7, 2009, the availability under such agreement is $450 million, Delphi will not be required to apply the amounts in the Basket and will preserve the ability to access the Basket if it meets the conditions to release as modified by the Amendment.

•	Delphi has agreed to provide to the agent under the Amended and Restated DIP Credit Facility, on or prior to April 7, a timeline for the resolution of Delphi’s chapter 11 cases (the “Timeline Agreement”) agreed to by Delphi, GM and the United States Treasury. In the event a majority of Tranche A and Tranche B lenders or a majority of all lenders who signed the Accommodation Agreement either (i) notify Delphi within 5 business days after April 7 that the Timeline Agreement is not satisfactory or (ii) fail to notify Delphi within such time period that the Timeline Agreement is satisfactory, the amounts in the Basket will be required to be applied to pay down amounts outstanding under the Amended and Restated DIP Agreement by the following business day and such event will trigger a default under the Accommodation Agreement. Additionally, the failure of any of the events set forth in the Timeline Agreement to occur by the date that such event was to have occurred pursuant to the Timeline Agreement shall also trigger a requirement to apply the Basket to pay down amounts outstanding and an event of default under the Accommodation Agreement.
•	Delphi will be required to apply amounts in the Basket to pay down amounts outstanding under the Amended and Restated DIP Credit Facility within one business day of receipt of notice, which must be delivered within ten business days after Delphi files a plan of reorganization or modifications to Delphi’s existing plan of reorganization meeting the conditions specified in the Accommodation Agreement, from a majority of Tranche A and Tranche B lenders or a majority of all lenders who signed the Accommodation Agreement that the Plan Filing is not satisfactory. Such event will also be an event of default under the Accommodation Agreement.

•	The prescribed minimum borrower liquidity level is reduced to $25 million, but will revert back to $100 million on April 8, 2009 unless the facility under the GM Advance Agreement has been increased to $450 million on or prior to April 7, 2009. In addition, the definition of “Borrower Liquidity Availability” as defined in the Accommodation Agreement will be amended so that it is now determined by the amount of unrestricted cash plus excess cash collateral that is not otherwise required to maintain compliance with the borrowing base covenant; instead of unrestricted cash plus the amount of remaining availability under the GM Advance Agreement. .Delphi may only obtain a release of amounts in certain cash collateral accounts to the extent the amount remaining in such accounts after such release exceeds the Minimum Borrowing Base Cash Collateral Balance (as defined below) and only to the extent funds are not otherwise available to pay current ordinary course of business operating expenses. The “Minimum Borrowing Base Cash Collateral Account Balance” shall mean $160 million through and including April 18, $150 million from April 19 through and including April 25, and $86 million from and after April 26, 2009.

•	Modification of certain borrowing base standards which would increase the Accommodation Period Borrowing Base (as defined in the Accommodation Agreement) shall require the consent of a majority of all lenders who signed the Accommodation Agreement and a majority of the Tranche A and Tranche B lenders who signed the Accommodation Agreement.

•	Delphi shall not have access to the amounts in certain cash collateral accounts except as provided in the Accommodation Agreement notwithstanding the termination of the Accommodation Period (as described in the Accommodation Agreement.

•	It will be an additional event of default under the Accommodation Agreement if Delphi proceeds with the hearing on the motion to approve the Steering Option Exercise Agreement or sells the steering business without first receiving the written consent of a majority of Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement.
The Amendment is immediately effective; however it is subject to certain post-closing conditions including receipt of Court approval prior to April 7, 2009 (which may be on an interim basis provided final approval is granted on or before April 25, 2009) and the payment of fees to consenting lenders. If such conditions are not satisfied, the Amendment will become null and void and Delphi will be immediately required to apply the amounts in the Basket to pay down the Amended and Restated DIP Credit Facility.
The foregoing description of the amendment is qualified in its entirety by the text of the Amendment, which will be filed with the United States Securities and Exchange Commission on or prior to the filing of Delphi’s quarterly report on Form 10-Q for the three month period ended March 31, 2009.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement, Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations beyond April 7 and into the beginning of May 2009 is dependent on a number of factors, including Delphi timely satisfying the provisions in the Amendment set forth above. If the Amendment is not approved by the Court and becomes null and void, Delphi will immediately apply the amounts in the Basket to pay down amounts outstanding under the Amended and Restated DIP Credit Facility and the accommodation period will be shortened to May 5, 2009. In addition, there can be no assurances that after such payment, the loss of the cash collateral cushion will not trigger the need for future prepayments for Delphi to remain in compliance with the borrowing base covenant contained in such facility or that Delphi will have sufficient liquidity to make such further prepayments. In addition, even if the Amendment remains effective and Delphi meets each of the milestones set forth above such that the Basket remains available and the accommodation period is not shortened, Delphi’s ability to maintain sufficient liquidity to fund its operations during May and into early June 2009 is dependent on the previously disclosed proposed amendments to the GM Advance Agreement becoming effective such that the availability thereunder is increased from $300 million to $450 million and on Delphi’s administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms. Delphi believes that the Amendment will allow additional time to engage with the United States Treasury, GM, its lenders and other principal stakeholders to agree on a timeline for resolution of its chapter 11 cases. In addition, Delphi believes that such discussions will facilitate agreement on additional liquidity support from its stakeholders to allow it to meet the agreed to events in the timeline, including an extension of the accommodation period in the Accommodation Agreement as amended by the Amendment beyond June 30, 2009, however, notwithstanding the fact that on several occasions since the scheduled maturity of the Amended and Restated DIP Credit Agreement Delphi has been able to negotiate similar extensions thereby maintaining access to liquidity, as such discussions are ongoing we can provide no assurances this will be the case.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN AOBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. As previously disclosed in a press release issued on March 24, 2009, Delphi adjourned the hearing seeking Court approval of the Steering Option Exercise Agreement and to enter into amendments to increase amounts available under the GM Advance Agreement to $450 million until April 2, 2009, after the United States Treasury requested more time to review the proposed agreements. Accordingly, on March 25, 2009: (A) the minimum borrower liquidity level in the Accommodation Agreement was reset to $100 million, (B) in accordance with the terms of the Partial Temporary Accelerated Payment Agreement, GM accelerated an additional $50 million in payments to Delphi, and (C) Delphi became obligated to apply the full amount in the Basket to pay down the Amended and Restated DIP Credit Facility by March 31, 2009, the expiration of the grace period to cure a default under the Accommodation Agreement. However, on March 31, 2009, the lenders agreed to extend the payment date until April 7, 2009. See the terms of the Amendment described in Item 1.01 of this Current Report on Form 8-K.
ITEM 8.01 OTHER EVENTS.
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K updating Delphi’s liquidity outlook is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and advance agreement with GM, its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such advance agreement and facility; ; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify the plan of reorganization which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)

Date: March 31, 2009

	By:	/s/ JOHN D. SHEEHAN

John D. Sheehan,
Vice President and Chief Financial Officer